As filed with the Securities and Exchange Commission on May 2, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3560	46-2393770
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: 414-212-4700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Schiesl, Esq.
General Counsel
222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202
Telephone: 414-212-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard Fenyes, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Marc Jaffe, Esq. Ian Schuman, Esq. Peter Sluka, Esq. Latham & Watkins LLP 885 3rd Avenue New York, NY 10022-4834 (212) 906-1200

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-224543

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	5,128,522	$31.00(2)	$158,984,182	$19,793.53

(1)	Includes shares of common stock subject to the underwriters’ option to purchase additional shares of common stock. See “Underwriting (Conflicts of Interest).”
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-224543), as amended is hereby registered.
(4)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Gardner Denver Holdings, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-224543), as amended, which was declared effective by the Commission on May 2, 2018.

Exhibit Number	Description
5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 filed on April 30, 2018 (File No. 333-224543))
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Registrant’s Registration on Form S-1 (File No. 333-224543) filed with the Commission on April 30, 2018 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on May 2, 2018.

GARDNER DENVER HOLDINGS, INC.

By:	/s/ Vicente Reynal
	Name:	Vicente Reynal
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 2, 2018.

Signature	Capacity
/s/ Vicente Reynal	Vicente Reynal (principal executive officer), Director
Vicente Reynal

/s/ Philip T. Herndon	Philip T. Herndon (principal financial officer)
Philip T. Herndon

/s/ Mark R. Sweeney	Mark R. Sweeney (principal accounting officer)
Mark R. Sweeney

*	Director
Peter Stavros

*	Director
Brandon F. Brahm

*	Director
William P. Donnelly

*	Director
John Humphrey

*	Director
William E. Kassling

*	Director
Michael V. Marn

*	Director
Nickolas Vande Steeg

*	Director
Joshua T. Weisenbeck

*By:	/s/ Vicente Reynal
Vicente Reynal, Attorney-in-Fact